CONSULTING SERVICES AGREEMENT


         THIS AGREEMENT FOR THE PROVISION OF CONSULTING SERVICES is made and entered into as of March 24, 2000 by and between the MNI Group Inc. (the "Company"), a New Jersey corporation, and Marianne J. Legato, M.D. ("Consultant"), an independent consultant.

         WHEREAS, the Company has developed an Internet website called womenshealthnetwork.com ("WHN"), which will provide dynamic healthcare content primarily relating to women, including information on acute ailments, chronic illnesses, nutrition, fitness and wellness, and access to medical databases, publications and realtime medical news and will include facilities for e-commerce transactions of healthcare-related products, principally the Company's branded line of Fem Choice women's products; and

         WHEREAS, Consultant is a Professor of Clinical Medicine at Columbia University College of Physicians and Surgeons and the founder and Director of the Partnership for Women's Health at Columbia University and possesses in-depth knowledge in the areas of women's health; and

         WHEREAS, the Company and Consultant are mutually desirous of establishing an initial relationship pursuant to this Agreement, with the intention of amplifying and expanding their relationship in the future; and

         WHEREAS, until such time as their relationship may be so amplified, the Company desires to obtain the services of Consultant as Chairperson of its Medical Advisory Board and principal medical spokesperson as outlined herein;

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the Company and Consultant agree as follows:

         1.0 SERVICES. Commencing as of the date hereof, Consultant shall become Chairperson of the Medical Advisory Board ("CMAB") of WHN and the principal medical spokesperson for the Company. In such capacities, and in addition to such further services as shall be appropriate to Consultant's position as CMAB of WHN and as the principal medical spokesperson for the Company, or as otherwise agreed between the parties, Consultant shall have the following duties:

            a. Help define WHN's mission, consistent with her vision, which is for WHN to become a world class site for gender-specific medicine with a primary emphasis on women's health, and to direct WHN's staff to accomplish this goal;

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            b.    Identify and recruit health care professionals (both MD's
                  and PhD's) with areas of expertise that will enhance the quality and scope of the medical information provided on WHN;

            c. Become involved in the development of a Continuing Medical Education ("CME") program under the auspices of WHN and identify and recruit health care professionals (both MD's and PhD's) with areas of expertise to act as presenters under that program;

            d. Identify new research and other medical developments related to women's health that will enhance the respective information included on WHN and enhance the purpose and value thereof;

            e. Participate periodically in chat room discussions, seminars and investor meetings and presentations;

            f. Personalize data on the Company's website by preparing introductions for each of the major sections on WHN covering fourteen (14) health sections covering seventy-three (73) health topics and as the number of major sections expand, preparing introductions for each of the subsequent sections; and

            g. Make public appearances on behalf of WHN and at other speaking engagements (where appropriate) promote the WHN site.

Consultant's duties pursuant to this Agreement shall not include any implicit or explicit endorsement of any products.

      2.0   COMPENSATION; TIME DEVOTED TO PROVISION OF SERVICES.

         2.1 COST COMPENSATION. Consultant shall be entitled to and the Company shall pay to Consultant for services rendered during the term of this Agreement the sum of $250,000, of which $100,000 shall be paid upon the execution of this Agreement and $150,000 shall be paid upon the first anniversary thereof.

         2.2 EQUITY-BASED COMPENSATION. As additional compensation for services rendered during the term of this Agreement, Consultant shall be granted options to purchase a total of 3,985,000 shares of common stock of the Company. The options shall be granted upon the execution of this Agreement at the then fair market value thereof (the closing bid price on the date of grant), shall have a term of five (5) years and shall vest 20% upon grant, with an additional 20% vesting on each six (6) month anniversary of the date of grant (with accelerated vesting in the event of a sale of the Company), subject to Consultant's continued performance under this Agreement during the vesting period with respect to the unvested portion of the options. The options shall have such

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further terms and conditions as are set forth in the Stock Option Agreement annexed hereto as Exhibit A. The Company acknowledges and agrees that Consultant shall be entitled to assign from the stock options granted to Consultant pursuant to this Agreement 398,500 stock options to her agent, Richard Curtis. In addition, the Company agrees to issue 15,000 stock options to members of Consultant's office staff, who will be assisting Consultant in connection with her performance of services under this Agreement, as follows: Christine Haider - 10,000 stock options and Polesta Fitzgerald - 5,000 stock options. All of the stock options assigned to Richard Curtis or issued to members of Consultant's office staff will be subject to all the terms and conditions set forth in this Agreement applicable to the stock options granted to Consultant pursuant to this
Section 2.2. All such stock options shall be issued pursuant to Stock Option Agreements substantially in the form annexed hereto as Exhibit B. In addition, for a period of five (5) years following the date hereof, the sale of shares issuable upon the exercise of options covered by this Section 2.2 shall be subject to the volume restrictions applicable under Rule 144 of the Rules and Regulations under the Securities Act of 1934, as amended. Within six (6) months following the date hereof, the Company shall file a Registration Statement on Form S-8 to register the common stock reserved for issuance under the options granted to Consultant pursuant to this Section 2.2. The holders of all other options granted pursuant to this Section 2.2 and Section 8.0 hereof shall be afforded the opportunity (to the extent permitted by the underwriter, if any, of the offering registered thereby) to register the resale of the shares underlying such options in any Registration Statement filed by the Company under the Securities Act of 1933, as amended, which permits such registration.

         2.3 REIMBURSEMENT OF EXPENSES. the Company shall reimburse Consultant for all reasonable travel expenses (including first class airfare and comparable hotel accommodations) incurred by Consultant in connection with appearances made by Consultant on behalf of the Company, consistent with the Company's standard employee expense reimbursement policy and upon the presentation of appropriate supporting documentation.

         2.4 TIME DEVOTED TO PROVISION OF SERVICES. The parties acknowledge that it is not their intention to establish a minimum amount of time that Consultant shall be required to devote to her duties under this Agreement. At the same time, Consultant acknowledges that the fulfillment of her duties under this Agreement will require a meaningful devotion of her professional time to the affairs of the Company, for which she is receiving substantial compensation, including a significant equity interest in the Company. Notwithstanding the foregoing, Consultant will not be required (i) to limit or otherwise restrict her current professional activities or (ii) to work for the Company more than the maximum number of hours of outside work permitted by her contractual arrangement with Columbia University or any Columbia University policy applicable to Consultant. Consultant shall retain her professorship at Columbia University and shall be free to join the faculty of any medical school (in whatever capacity) as well as retain the right to conduct a private medical practice.

         However, during the term of this Agreement, Consultant agrees that she will not in any manner act in either an advisory or consultative capacity to another company's website engaged in providing women's health information or

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become an officer or director of a company engaged principally in providing women's healthcare information over the Internet. This provision shall not preclude Consultant from (i) continuing to serve as an advisor to Dr. Koop.Com or continuing to act in her capacity at the Columbia Partnership for Women's Health or any other future website affiliated or associated with Columbia University or any of its affiliates or (ii) appearing as an occasional guest speaker or other participant in chat rooms, seminars or any other programs that are to be delivered over the Internet. With respect to other professional opportunities which Consultant believes will not conflict with her duties under this Agreement, upon request by Consultant, the Company will review such opportunities and agrees to not unreasonably withhold its consent for Consultant's pursuit thereof.

      3.0   NATURE OF RELATIONSHIP.

         3.1 INDEPENDENT CONTRACTOR STATUS. Consultant shall perform as an independent contractor and not as an employee of the Company. Consultant will not act as, and is not, an agent or employee of the Company for any purpose, and shall not enter into or incur any obligation on behalf of the Company except as provided herein.

         3.2 BENEFITS AND TAXES. Except as provided herein, Consultant shall not be entitled or eligible to participate in any benefits or privileges given or extended by the Company to its employees. Consultant (and not the Company) shall be responsible for and shall make all required payments of Federal and State withholding taxes, FICA and FUTA payments, and such other tax liabilities as may result from her entering into this Agreement.

      4.0   INTENTIONALLY OMITTED.

         5.0 NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. Consultant has entered into a Letter Agreement dated even date herewith (the "Confidentiality Agreement") with the Company pursuant to which Consultant has agreed not to disclose and to keep confidential certain secret and confidential information of the Company, all as is more fully set forth in the Confidentiality Agreement. The terms of the Confidentiality Agreement are hereby incorporated herein and made a part hereof.

      6.0   TERM AND TERMINATION.

         6.1 TERM. This Agreement shall, upon execution by both the Company and Consultant, be deemed to be effective as of the date hereof and shall continue in full force and effect for a period of three (3) years.

      6.2   TERMINATION FOR CAUSE.

            a. This Agreement may be terminated by the Company "for cause" if Consultant is convicted of a felony, is suspended from the practice of medicine in the State of New York, or acts in willful and gross dereliction of

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her duties under this Agreement. In addition, the Company shall have the right to terminate this Agreement "for cause" in the event of a breach of Consultant's warranty set forth in Section 9.1 hereof or in the event of Consultant's death or disability. Consultant shall be deemed to be permanently disabled after three
(3) consecutive months during which she was unable to perform a minimum of 75% of her regular full business day's agenda. Termination of this Agreement "for cause" (other than by reason of Consultant's death) shall be made by delivery to Consultant of a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the Company's directors at a meeting of the Company's Board of Directors called and held for the purpose (after thirty (30) days prior written notice to Consultant and reasonable opportunity for the Consultant and her counsel to be heard prior to such vote), finding that in the good faith business judgment of the Board, the Consultant was guilty of the conduct or in breach of the warranty set forth above or had become permanently disabled (as defined) and specifying the particulars thereof.

            b.     This Agreement may be terminated by Consultant "for cause" if
(i) the Company shall be in material breach of its obligations under this Agreement and fails to correct such breach within three (3) days after receipt of written notice thereof from Consultant or (ii) the Company removes Consultant from or fails to reelect her to the position of Chairperson of its Medical Advisory Board.

         6.3 TERMINATION FOR CONVENIENCE. Either the Company or Consultant may terminate this Agreement without cause by providing the other party with written notice of not less than thirty (30) days.

      7.0   EFFECTS OF TERMINATION.

         7.1 TERMINATION BY THE COMPANY "FOR CAUSE" OR TERMINATION BY CONSULTANT "FOR CONVENIENCE". In the event the Company shall terminate this Agreement "for cause" or Consultant shall terminate this Agreement "for convenience", Consultant shall not be entitled to receive any further cash compensation from the Company pursuant to this Agreement and all options which are not vested as of the date of termination shall terminate. In addition, in the event the Company shall terminate this Agreement "for cause" (other than in the event of Consultant's death or disability) or Consultant shall terminate this Agreement "for convenience", Consultant shall refund to the Company the cash compensation she received from the Company pursuant to this Agreement prior to the termination thereof in excess of what her pro rata compensation would have been had her cash and equity-based compensation been payable in equal monthly installments over the entire three (3) year term of this Agreement.

         7.2 TERMINATION BY THE COMPANY "FOR CONVENIENCE" OR TERMINATION BY CONSULTANT "FOR CAUSE". In the event the Company shall terminate this Agreement "for convenience" or Consultant shall terminate this Agreement "for cause", Consultant shall be entitled to immediate payment of any further cash compensation payable by the Company pursuant to this Agreement and all options which are not then vested shall immediately vest.

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         8.0 COLUMBIA UNIVERSITY. The parties acknowledge that Consultant is a full professor of Clinical Medicine at Columbia University College of Physicians and Surgeons and that Consultant's association with Columbia University enhances Consultant's standing within the medical community thereby providing a benefit to the Company through Consultant's rendering of services to the Company under this Agreement. Accordingly, upon the execution of this Agreement, the Company agrees to issue to the Department of Medicine at Columbia University College of Physicians and Surgeons, options to purchase 500,000 shares of common stock of the Company on and subject to all the terms and conditions set forth in this Agreement applicable to the options to be granted to Consultant pursuant to
Section 2.2 hereof. Such stock options shall be granted to the Department of Medicine and their disposition will be determined by Dr. Myron Weisfeldt, the Chairman of the Department. Such stock options shall be issued pursuant to Stock Option Agreement(s) substantially in the form annexed hereto as Exhibit B.

      9.0   MISCELLANEOUS.

         9.1 CAPACITY TO CONTRACT. Consultant warrants that she has the capacity to enter into this Agreement, that her performance of services to the Company pursuant to this Agreement is not restricted by and does not conflict with any contractual obligations Consultant has to any other person or entity and that the Chairman of the Department of Medicine at Columbia University College of Physicians and Surgeons has reviewed this Agreement and has approved Consultant's execution thereof.

         9.2 ASSIGNMENT. This Agreement shall be binding on the parties and their respective successors and permitted assigns. Except as provided in Section
2.2 hereof, neither party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party, and any such attempted assignment shall be void in the absence of such written consent.

         9.2 NOTICES. Any notices under this Agreement shall be in writing and shall be hand-delivered or sent by Certified or Registered Mail to the party receiving the notice at the address specified below:

      If to the Company:      The MNI Group Inc.
                              10 West Forest Avenue
                              Englewood, New Jersey 07631
                              Attention: Arnold M. Gans, President

      If to Consultant:       Marianne J. Legato, M.D.
                              200 East 66th Street, Apt. B 2103
                              New York, New York 10021

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      with a copy to:         Richard Curtis
                              19 East 88th Street, Apt. 5A
                              New York, New York 10128

         9.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts between residents of that State and executed in and to be performed in that State, without giving effect to principles of conflicts of law.

         9.4 MODIFICATIONS. No modifications, amendments, supplements to or waivers of this Agreement or any of its provisions shall be binding upon the parties hereto unless made in writing and duly signed by both parties.

         9.5 WAIVER. A failure by either party to exercise any right provided for herein or by the applicable law shall not be deemed to be a waiver of any right hereunder. The remedies provided herein shall be cumulative and shall not be exclusive of any rights or remedies provided under law.

         9.6 COMPLETE AGREEMENT. This Agreement, together with the Confidentiality Agreement incorporated by reference herein, sets forth the entire understanding of the parties as to the subject matter therein and may not be modified except in writing executed by both parties.

         9.7 SEVERABILITY. In the event that any one or more of the provisions of this Agreement are invalid or otherwise unenforceable, the enforceability of the remaining provisions shall be unimpaired. 9.8 HEADINGS. The headings used in this Agreement and the organization of this Agreement are for convenience only and shall not affect in any way the interpretation of this Agreement.

         9.8 HEADINGS. The headings used in this Agreement and the organization of this Agreement are for convenience only and shall not affect in any way the interpretation of this agreement.

         9.9 LEGAL FEES IN CONNECTION WITH THIS AGREEMENT. The Company agrees to pay or reimburse Consultant for, at Consultant's discretion, attorneys' fees and disbursements incurred by Consultant in connection with the negotiation, execution and delivery of this Agreement, including the Confidentiality Agreement and Stock Option Agreement, up to a maximum of $10,000.

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         IN WITNESS THEREOF, the parties have executed this Agreement effective as of the day and year first written above.

                                              THE MNI GROUP INC.




                                              BY:___________________________
                                                  Arnold M. Gans, President



                                                 ___________________________
                                                  Marianne J. Legato, M.D.